Exhibit 99.1
TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

PRESS RELEASE	Contact: Thomas J. Reddish
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300
CHICO, Calif. — (March 10, 2011) — The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.09 (nine cents) per share at its meeting held on March 10, 2011. The dividend is payable on March 31, 2011 to holders of record at the close of business on March 21, 2011.
TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 35-year history in the banking industry. It operates 34 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.